Exhibit 1.01
General Electric Company
2018 Conflict Minerals Report
Introduction
General Electric Company (“GE” or the “Company”) has prepared this Conflict Minerals Report (“Report”) for the year ended December 31, 2018, as provided for in Rule 13p-1 of the Securities Exchange Act of 1934, as amended, and Form SD (collectively, the “Conflict Minerals Rule”). GE manufactures a wide range of products that contain tin, tantalum, tungsten or gold (“3TG”) but GE does not purchase ore or unrefined 3TG from mines and generally is many steps removed in the supply chain from the mining of these minerals. We purchase materials from a wide network of suppliers and rely on them to assist with our reasonable country of origin inquiry regarding the 3TG that are necessary to the functionality or production of products we manufacture. After performing our reasonable country of origin inquiry and due diligence for 2018, we have reason to believe that a portion of the 3TG used in our products may have originated in the Covered Countries (as defined below) and may not be solely from recycled or scrap sources and we are therefore submitting this Report, which describes the due diligence we have performed pursuant to the Conflict Minerals Rule and our related processes and procedures.
This Report describes:

•	the due diligence we performed for 2018, including the steps we took to mitigate the risk that 3TG in our products benefit armed groups;

•	the products that we have reason to believe might contain 3TG originating from the Democratic Republic of the Congo or an adjoining country (collectively, the “Covered Countries”); and

•	information about the processing facilities and countries of origin of 3TG used in those products.

Reasonable Country of Origin Inquiry and Due Diligence Process

1.	Design of GE’s due diligence measures
GE has adopted Conflict Minerals Guidelines (the “Guidelines”) that lay out the design of our 3TG due diligence process, based on our broader ethical supply chain program. The Guidelines describe procedures that each GE business is expected to use to perform due diligence on the source and origin of 3TG contained in products we manufacture. GE management designed our due diligence measures to conform in material respects to the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas including, the Supplement on Tin, Tantalum, and Tungsten and the Supplement on Gold (Third Edition) (the “OECD Guidance”).

This description of due diligence measures refers to measures performed at the GE corporate level and by the following GE businesses: Power, Renewable Energy, Aviation, Healthcare, Transportation and Lighting. Our Oil & Gas business merged with Baker Hughes Incorporated (“BHI”) in July 2017. For due diligence measures information regarding our legacy Oil & Gas business, please refer to the Form SD filing by Baker Hughes, a GE company (“BHGE”).
This description is presented pursuant to the organizational structure of the Five-Step Framework for Risk-Based Due Diligence in the Mineral Supply Chain contained in the OECD Guidance.
Step 1:     Establish strong company management systems

A.	Adopt and commit to a supply chain policy for minerals originating from conflict-affected and high-risk areas
The Guidelines contain the operative provisions of GE’s Statement on Conflict Minerals, which can be found on GE’s website, as well as the process for ensuring that risks are adequately managed. GE Corporate created and disseminated the Guidelines to each GE business for execution of GE’s 3TG due diligence process. Additional GE policies that relate to the due diligence measures contained in the OECD Guidance are incorporated into GE’s policy document The Spirit & The Letter, which can be found on GE’s website (for each of these materials, see “Where You Can Find Additional Information” below).

B.	Structure internal management systems to support supply chain due diligence
GE Corporate. GE’s Global Law & Policy organization has oversight responsibility for GE’s Statement on Conflict Minerals, including the establishment of processes and procedures to carry out this statement.
GE businesses. Each GE business has:

•	established a system to support due diligence of its supply chain;

•	documented that system in a written business program; and

•	assigned responsibility for the execution of the business program to specific personnel.
Internal reporting. For 2018, GE Corporate used the following 3TG due diligence reporting mechanisms:

•
Reporting within GE businesses: Each GE business conducted one or more reviews of its 3TG due diligence program with senior management covering measurements relating to efforts to achieve supply chain transparency;

•
Communicating across GE businesses: Representatives of GE businesses and others responsible for executing 3TG due diligence held regularly scheduled meetings to discuss design and modification of the due diligence process, share best practices among the businesses, and monitor progress of the 3TG due diligence process; and

•	Reporting to GE sourcing leaders: Sourcing leaders at each GE business periodically receive reports and review the 3TG due diligence program.

C.	Establish a system of controls and transparency over the 3TG supply chain
Identifying suppliers. Each GE business identified:

•	Relevant Suppliers: suppliers that provide inputs to GE products that are known or are likely to contain 3TG through a process that is based on an examination of internal records such as bills of material or other product specifications, a qualitative review of sourcing records, or information provided by the supplier; and

•
Significant Suppliers: those suppliers within the universe of Relevant Suppliers that are most significant to GE’s 3TG due diligence program, using criteria developed by each business, such as the amount of sourcing spend with the supplier.

Identifying smelters and refiners in the supply chain. Each GE business identified all smelters and refiners (“SORs”) of 3TG that are first-tier suppliers to GE and used its best efforts to identify additional SORs by surveying Significant Suppliers, either directly or indirectly through an independent third-party supply chain expert, using the Responsible Minerals Initiative’s (“RMI”) Conflict Minerals Reporting Template (“CMRT”). The survey tools are designed to collect, manage and archive (for at least five years) supplier information relevant for 3TG due diligence including, among other things, the identity of SORs of 3TG in each supplier’s supply chain. Each GE business reviews supplier responses for completeness, accuracy and credibility, and follows up with Significant Suppliers whose survey responses are identified as having potentially incomplete or inaccurate information, in order to seek more complete information.
Conducting a reasonable country of origin inquiry (“RCOI”). GE relies on the information made available through the Responsible Minerals Assurance Process (“RMAP”) administered by RMI, as well as information from an independent third-party supply chain expert for upstream due diligence to identify countries of origin and other relevant information about the conflict status of metals produced by the SORs identified as potentially in GE’s supply chain. GE relied on this information from vendors to identify (1) the status of SORs potentially in GE’s supply chain; and (2) the countries of origin of ores that are potentially in the supply chains of these SORs. Where the data showed that ores utilized by one or more of these smelters or refiners were sourced from a Covered Country, GE concluded that there is reason to believe that 3TG from the Covered Countries may be present in the products of the business for which such smelters or refiners were reported as potentially in the supply chain. Due to business confidentiality and other competitive concerns, as recognized by the OECD Guidance, the RMI does not publish detailed information on specific mine and location of origin of ores that supply the SORs subject to verification reviews. Consequently, no such information is provided in this Report. RMI’s efforts to determine such information is described on the RMI website (see “Where You Can Find Additional Information” below). In addition, certain Significant Suppliers provided CMRTs with additional mine or location of origin information, and that information was also included in our RCOI.

D.	Strengthen company engagement with suppliers
Regular communications. GE regularly communicates its expectations on responsible supply chains of 3TG by transmitting surveys and other communications from the sourcing organizations of the GE businesses to Significant Suppliers and other Relevant Suppliers. In addition, the sourcing organizations of GE’s businesses make training available to their suppliers on GE’s 3TG due diligence program.
Contractual obligations. Each GE business contractually obligates Relevant Suppliers to (1) adopt policies and establish systems to procure 3TG from sources that have been verified as conflict free; and (2) provide supporting data on their 3TG supply chains to GE when requested, on a platform to be designated by GE. These obligations are reflected in GE’s Integrity Guide for Suppliers, Contractors and Consultants (“Integrity Guide”), which can be found on GE’s website (see “Where You Can Find Additional Information” below). Purchase order and contract terms and conditions in use by GE businesses require suppliers to conform their behavior to the Integrity Guide, and generally provide GE with audit rights and the right to terminate the contract in the event of material non-compliance.

E.	Establish a company-level grievance mechanism
Integrity Guide. The Integrity Guide provides multiple methods for suppliers and supplier personnel to raise concerns about matters that are subject to the Integrity Guide, including GE’s expectations of suppliers regarding 3TG due diligence.

Open reporting system. Each GE business also has an open reporting system through which employees and third parties may report concerns about policy violations, including concerns related to our 3TG policies. Concerns can be reported anonymously or for attribution through several channels, including any compliance resource (e.g. GE legal counsel or auditor), by calling the GE integrity helpline at (800) 227-5003, or by emailing the GE Ombudsman at ombudsperson@corporate.ge.com.
No retaliation. Both the Integrity Guide and the open reporting system forbid retaliation against any person reporting an integrity concern.
Step 2:     Identify and assess risks in the supply chain

A.	Use best efforts to identify the smelters and refiners in the supply chain
During 2018, using the processes described above under “Establish a system of controls and transparency over the 3TG supply chain,” GE businesses identified 8,453 Relevant Suppliers (down from 18,208 in 2017), including 4,615 Significant Suppliers (down from 5,931 in 2017). These year-over-year changes are primarily the result of business unit sales, the exclusion of BHGE from our analysis (which is reported separately by BHGE) and improvements in our due diligence efforts. The businesses followed up with the Significant Suppliers that did not respond to the request within the specified time frame. The information was requested from each Significant Supplier multiple times by email and phone, to the extent the supplier continued to be non-responsive. Our Significant Suppliers, mostly reporting at a company level, identified 322 SORs that were potentially in their supply chains (versus 316 in 2017). See Table A below for a list of these SORs and a summary of their validation status under the RMAP.

B.	Identify the scope of the risk assessment of the 3TG supply chain
Engaging with suppliers. GE’s 3TG supplier survey asks suppliers to identify SORs of 3TG in their supply chains. For Significant Suppliers that are identified as either not having a responsible 3TG sourcing policy or not implementing due diligence measures for conflict-free sourcing, we encourage those suppliers to implement such measures. We seek to engage all Significant Suppliers to encourage the SORs in their supply chains to become validated as conformant by the RMAP or a similar program.
The GE Businesses seek to continuously improve 3TG due diligence efforts to reduce 3TG supply chain risk by encouraging suppliers to source from conformant SORs. For 2018, these efforts increased the number of SORs in our supply chain that have been verified as conformant by 2% to 256. As a result, 80% of the SORs identified by our Significant Suppliers have been verified as conformant (up from 35% in 2013, when we started our 3TG due diligence program). In addition, the sourcing organizations of GE’s businesses provided specialized training to suppliers on GE’s 3TG due diligence program.
Engaging with smelters and refiners. In addition to engaging with SORs through the RMAP, GE’s businesses that buy tungsten products directly from a tungsten smelter (the “first-tier tungsten smelter”) periodically review its audit status and encourage the first-tier tungsten smelter to maintain its RMI Conformant status. See “Devise and adopt a risk management plan” below for additional information on our engagement efforts.

C.	Assess whether the smelters/refiners have carried out all elements of due diligence for responsible supply chains of 3TG from conflict-affected and high-risk areas
We review the smelter and refiner information provided by the Significant Suppliers against the Smelter Look-up tab list of the RMI’s CMRT and to the extent that a smelter or refiner identified by a Significant Supplier is not on that list, we take additional steps to verify whether the listed entity is a smelter or refiner. Identified SORs were reviewed against the RMI’s list of “Conformant” or “Active” SORs published in connection with the RMAP. If a smelter or refiner identified by a Significant Supplier is not listed as Conformant, or equivalent by another RMI cross-recognized, independent third-party audit program, we consult publicly available information or through industry associations, we attempt to contact the smelter or refiner to attempt to determine whether that smelter or refiner has a responsible 3TG sourcing process.

D.	Where necessary, carry out joint spot checks at the mineral smelter or refiner’s own facilities (including through participation in industry-driven programs)
First-tier suppliers. Each GE business is responsible for confirming that each of its first-tier suppliers that are SORs (if any):

•	has a policy and procedures to eliminate sourcing of conflict-supporting 3TG;

•	has been subject to an audit of the origin of their 3TG supplies conducted in accordance with OECD Guidance or has made a firm commitment to undergo such an audit as soon as it can be scheduled; and

•	passes the audit as being conflict-free or, having failed the audit, has established and put into place a plan to correct process deficiencies.
Lower-tier (upstream) suppliers. In accordance with OECD Guidance, including its audit recommendations for downstream companies, GE implements upstream audits by participating in and cooperating with industry organizations. GE is a member of RMI (member code GECO) and has, periodically, supported RMI and RMAP through membership on various committees and working groups. As such, GE relies on the RMAP to conduct risk assessment at the upstream level. For each smelter identified in its supply chain at the first or lower tiers, each GE business assesses the information available from the RMAP and an independent third-party supply chain expert to determine whether there are any high-risk (as defined below) smelters or refiners and, if needed, develops a corrective action plan. We encourage removing any high-risk smelters from our supply chain.
Step 3:     Design and implement a strategy to respond to identified risks

A.	Report findings to designated senior management
See “Structure internal management systems to support supply chain due diligence” above for a description of GE’s 3TG due diligence internal reporting processes.

B.	Devise and adopt a risk management plan
Across GE. Each GE business periodically compiles a report of 3TG risks identified in its supply chain for review by the GE business executive-level program owner to determine appropriate steps to take in mitigating any risks identified during the 3TG due diligence process. In 2018, these steps focused on reducing risk by encouraging Significant Suppliers who identified high-risk SORs to remove them from their supply chains. A high-risk smelter or refiner is one for which there are credible reports that such smelter or refiner sources materials in a manner that directly or indirectly finances armed conflict. For Significant Suppliers who identified high-risk SORs, the relevant GE business sent such supplier a letter requesting: (1) that that supplier confirm whether these SORs are in fact in their supply chain, and if so, whether such materials are used in GE products, (2) that the supplier encourage these SORs to participate in the RMAP and (3) that if a smelter or refiner refuses to participate in the RMAP, such supplier should develop a plan to remove the smelter or refiner from its supply chain. In addition, in 2018, the Aerospace Industries Association, of which GE is a member, sent a letter to a number of SORs in the aerospace industry supply chain urging them to participate in the RMAP, as it has in prior years.
Step 4:     Carry out independent 3rd-party audit of smelter/refiner’s due diligence practices
See “Where necessary, carry out joint spot checks at the mineral smelter or refiner’s own facilities (including through participation in industry-driven programs)” above for a discussion of how GE conducted risk assessment at the upstream level.

Step 5:     Report annually on supply chain due diligence
We file this Report annually, and a copy of it is available at https://www.ge.com/sustainability/reports-hub.
RCOI and Due Diligence Results
GE manufactures a wide range of products that contain 3TG. For a description of the products manufactured by GE in 2018, see the products description for each of our industrial businesses – Power, Renewable Energy, Oil & Gas, Aviation, Healthcare, Transportation and Lighting – on pages 14-33 of our 2018 Annual Report on Form 10-K, which are incorporated into this Report by reference and which you can find at https://www.ge.com/investor-relations/annual-report.
GE purchases materials from a wide network of suppliers so we necessarily rely on them to assist with our reasonable country of origin inquiry. After performing an RCOI and due diligence for 2018, we have reason to believe that tungsten sourced from the first-tier tungsten smelter may be sourced from a Covered Country, however, that smelter is verified as conformant by the RMI. Based on information RMI makes available to its members, we have reason to believe that some of the necessary 3TG in our products were sourced from Covered Countries. We are unaware and have no knowledge that any of the necessary 3TG contained in our in-scope products directly or indirectly financed or benefitted armed groups in a Covered Country, but make no assertion that any of our products are “DRC conflict free.”
Smelters and Refiners Used to Process 3TG in GE Products
GE obtained information about the SORs used to process 3TG in our products through the due diligence measures described in this Report. Table A provides a list of the first-tier tungsten smelter as well as the SORs that GE’s Significant Suppliers identified as being present in their supply chains and that may have processed 3TG contained in in-scope GE products.
Countries of Origin of 3TG in GE Products
GE relies on information RMI makes available to its members to obtain information about the country of origin and mine or location of origin of 3TG in GE products. Table B below contains a list of known countries of origin of 3TG used by SORs that GE suppliers identified as potentially being present in their supply chains.
In addition, certain Significant Suppliers provided CMRTs with additional mine or location of origin information, and that information is marked with an asterisk in Table B, because it has not been verified by the RMI or an equivalent third-party. For 2018, most Significant Suppliers provided company level responses, which may include country of origin information for parts not sold to GE. Therefore, we are unable to determine whether any 3TG in GE products actually sourced from the countries listed in Table B. For 2018, we were not able to determine the country of origin for the 3TG processed by any of the smelters or refiners listed as “Active” or “On Smelter Look-up Tab List Only.”

Future Risk Mitigation Efforts
2019 actions to improve due diligence and supplier engagement. GE intends to take the following steps in 2019 to improve 3TG due diligence and thereby mitigate the risk that 3TG contained in in-scope GE products may benefit armed groups:

•
continue communication with suppliers and spread best practices learned during execution of the 3TG due diligence process in 2018 across the GE businesses to continue to work to improve the percentage of Significant Suppliers responding to GE’s supply chain surveys and the quality of their responses, including requesting that suppliers provide information at a product level;

•
continue the identification of and communication with SORs in GE’s supply chain, both directly and indirectly through GE’s Significant Suppliers, in order to continue to increase the number of SORs that participate in the RMAP;

•	continue to participate in industry initiatives encouraging responsible supply chains, including initiatives to add cobalt and other minerals to the scope; and

•	as new Significant Suppliers are added, work with these suppliers to help ensure that they understand our compliance requirements, the requirements of the Conflict Minerals Rule and the OECD Guidance.

Table A
(as of April 23, 2019)
Summary of Smelters and Refiners
# of Smelters and Refiners Reported in Our Supply Chain

	Conformant		Active		On Smelter Look-up Tab List Only		Total
	2017	2018	2017	2018	2017	2018	2017	2018
Tantalum	40	40	0	0	0	0	40	40
Tin	72	75	2	2	9	9	83	86
Tungsten	40	40	1	1	4	2	45	43
Gold	99	101	8	4	41	48	148	153
Total	251	256	11	7	54	59	316	322

We note the following in connection with the information contained in the foregoing table:

(1)
The SORs reflected in the table were the first-tier tungsten smelter or were identified by our Significant Suppliers as potentially being part of our 2018 supply chain. However, not all of the included SORs may have processed the necessary 3TG contained in the in-scope products that we manufactured, since many Significant Suppliers reported to us at a “company level” the 3TG contained in all of their products, not just those in the products that they sold to us. Some Significant Suppliers also may have reported to us SORs that were not in our supply chain due to over-inclusiveness in the information received from their suppliers or for other reasons. In addition, the SORs reflected above may not be all of the SORs in our supply chain, since many Significant Suppliers were unable to identify all of the SORs used to process the necessary 3TG content contained in the in-scope products that we manufactured and not all of the Significant Suppliers responded to our inquiries.

(2)	“Conformant” means that a smelter or refiner was audited by the RMI and has been found to be conformant with the RMAP.

(3)	“Active” means participants in the RMAP that have committed to undergo an assessment and have scheduled the assessment date, or are participating in one of the cross-recognized certification programs.

(4)	A smelter or refiner is listed as “On Smelter Look-up Tab List Only” if it was not Conformant or Active but appears on the Smelter Look-up tab of the CMRT.

(5)	The table excludes three smelters that ceased operation in 2018.

(6)	The compliance status information reflected in the table is based solely on information made available by the RMI to its members, without independent verification by us.

Status of Identified Smelters and Refiners for 2018
Metal	Smelter/Refiner Name	Smelter/Refiner Location	Status
Gold	8853 S.p.A.	ITALY	Conformant
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	Conformant
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Conformant
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Conformant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	Conformant
Gold	Argor-Heraeus S.A.	SWITZERLAND	Conformant
Gold	Asahi Pretec Corp.	JAPAN	Conformant
Gold	Asahi Refining Canada Ltd.	CANADA	Conformant
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Conformant
Gold	Asaka Riken Co., Ltd.	JAPAN	Conformant
Gold	AU Traders and Refiners	SOUTH AFRICA	Conformant
Gold	Aurubis AG	GERMANY	Conformant

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Conformant
Gold	Boliden AB	SWEDEN	Conformant
Gold	C. Hafner GmbH + Co. KG	GERMANY	Conformant
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Conformant
Gold	Cendres + Metaux S.A.	SWITZERLAND	Conformant
Gold	Chimet S.p.A.	ITALY	Conformant
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	DODUCO Contacts and Refining GmbH	GERMANY	Conformant
Gold	Dowa	JAPAN	Conformant
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Conformant
Gold	Eco-System Recycling Co., Ltd.	JAPAN	Conformant
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Conformant
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Conformant
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Heimerle + Meule GmbH	GERMANY	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	Conformant
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Conformant
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Conformant
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	Istanbul Gold Refinery	TURKEY	Conformant
Gold	Italpreziosi	ITALY	Conformant
Gold	Japan Mint	JAPAN	Conformant
Gold	Jiangxi Copper Co., Ltd.	CHINA	Conformant
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Conformant
Gold	Kazzinc	KAZAKHSTAN	Conformant
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Conformant
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Conformant
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Conformant
Gold	L'Orfebre S.A.	ANDORRA	Conformant
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Conformant
Gold	Marsam Metals	BRAZIL	Conformant
Gold	Materion	UNITED STATES OF AMERICA	Conformant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Conformant
Gold	Metalor Technologies S.A.	SWITZERLAND	Conformant
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	Conformant
Gold	Mitsubishi Materials Corporation	JAPAN	Conformant

Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Conformant
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Conformant
Gold	Nihon Material Co., Ltd.	JAPAN	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Conformant
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Conformant
Gold	PAMP S.A.	SWITZERLAND	Conformant
Gold	Planta Recuperadora de Metales SpA	CHILE	Conformant
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Conformant
Gold	PX Precinox S.A.	SWITZERLAND	Conformant
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Conformant
Gold	REMONDIS PMR B.V.	NETHERLANDS	Conformant
Gold	Royal Canadian Mint	CANADA	Conformant
Gold	SAAMP	FRANCE	Conformant
Gold	Safimet S.p.A	ITALY	Conformant
Gold	SAXONIA Edelmetalle GmbH	GERMANY	Conformant
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	Conformant
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Conformant
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Conformant
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	Conformant
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Conformant
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	T.C.A S.p.A	ITALY	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Conformant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Conformant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Conformant
Gold	Torecom	KOREA, REPUBLIC OF	Conformant
Gold	Umicore Brasil Ltda.	BRAZIL	Conformant
Gold	Umicore Precious Metals Thailand	THAILAND	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Conformant
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Conformant
Gold	Valcambi S.A.	SWITZERLAND	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Conformant
Gold	WIELAND Edelmetalle GmbH	GERMANY	Conformant
Gold	Yamakin Co., Ltd.	JAPAN	Conformant
Gold	Yokohama Metal Co., Ltd.	JAPAN	Conformant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Conformant

Gold	Bangalore Refinery	INDIA	Active
Gold	Chugai Mining	JAPAN	Active
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	Active
Gold	NH Recytech Company	KOREA, REPUBLIC OF	Active
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	On Smelter Look-up Tab List Only
Gold	African Gold Refinery	UGANDA	On Smelter Look-up Tab List Only
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	On Smelter Look-up Tab List Only
Gold	Caridad	MEXICO	On Smelter Look-up Tab List Only
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	On Smelter Look-up Tab List Only
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	On Smelter Look-up Tab List Only
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	On Smelter Look-up Tab List Only
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	On Smelter Look-up Tab List Only
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	On Smelter Look-up Tab List Only
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	On Smelter Look-up Tab List Only
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	On Smelter Look-up Tab List Only
Gold	Guangdong Jinding Gold Limited	CHINA	On Smelter Look-up Tab List Only
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	On Smelter Look-up Tab List Only
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	On Smelter Look-up Tab List Only
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	On Smelter Look-up Tab List Only
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	On Smelter Look-up Tab List Only
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	On Smelter Look-up Tab List Only
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	On Smelter Look-up Tab List Only
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	On Smelter Look-up Tab List Only
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	On Smelter Look-up Tab List Only
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	On Smelter Look-up Tab List Only
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	On Smelter Look-up Tab List Only
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	On Smelter Look-up Tab List Only
Gold	Lingbao Gold Co., Ltd.	CHINA	On Smelter Look-up Tab List Only
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	On Smelter Look-up Tab List Only
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	On Smelter Look-up Tab List Only

Gold	Modeltech Sdn Bhd	MALAYSIA	On Smelter Look-up Tab List Only
Gold	Morris and Watson	NEW ZEALAND	On Smelter Look-up Tab List Only
Gold	Morris and Watson Gold Coast	AUSTRALIA	On Smelter Look-up Tab List Only
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	On Smelter Look-up Tab List Only
Gold	Pease & Curren	UNITED STATES OF AMERICA	On Smelter Look-up Tab List Only
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	On Smelter Look-up Tab List Only
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	On Smelter Look-up Tab List Only
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	On Smelter Look-up Tab List Only
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	On Smelter Look-up Tab List Only
Gold	SAFINA A.S.	CZECH REPUBLIC	On Smelter Look-up Tab List Only
Gold	Sai Refinery	INDIA	On Smelter Look-up Tab List Only
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	On Smelter Look-up Tab List Only
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	On Smelter Look-up Tab List Only
Gold	Shandong Humon Smelting Co., Ltd.	CHINA	On Smelter Look-up Tab List Only
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	On Smelter Look-up Tab List Only
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	On Smelter Look-up Tab List Only
Gold	Sudan Gold Refinery	SUDAN	On Smelter Look-up Tab List Only
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	On Smelter Look-up Tab List Only
Gold	Tony Goetz NV	BELGIUM	On Smelter Look-up Tab List Only
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	On Smelter Look-up Tab List Only
Gold	Universal Precious Metals Refining Zambia	ZAMBIA	On Smelter Look-up Tab List Only
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	On Smelter Look-up Tab List Only
Tantalum	Asaka Riken Co., Ltd.	JAPAN	Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Conformant
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	Conformant
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	Conformant
Tantalum	F&X Electro-Materials Ltd.	CHINA	Conformant
Tantalum	FIR Metals & Resource Ltd.	CHINA	Conformant
Tantalum	Global Advanced Metals Aizu	JAPAN	Conformant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Conformant
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	Conformant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Conformant
Tantalum	H.C. Starck Co., Ltd.	THAILAND	Conformant

Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Conformant
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	Conformant
Tantalum	H.C. Starck Ltd.	JAPAN	Conformant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Conformant
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Conformant
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	KEMET Blue Metals	MEXICO	Conformant
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA	Conformant
Tantalum	LSM Brasil S.A.	BRAZIL	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Conformant
Tantalum	Mineracao Taboca S.A.	BRAZIL	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Conformant
Tantalum	NPM Silmet AS	ESTONIA	Conformant
Tantalum	Power Resources Ltd.	NORTH MACEDONIA, REPUBLIC OF	Conformant
Tantalum	QuantumClean	UNITED STATES OF AMERICA	Conformant
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Conformant
Tantalum	Taki Chemical Co., Ltd.	JAPAN	Conformant
Tantalum	Telex Metals	UNITED STATES OF AMERICA	Conformant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Conformant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tin	Alpha	UNITED STATES OF AMERICA	Conformant
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Conformant
Tin	China Tin Group Co., Ltd.	CHINA	Conformant
Tin	CV Ayi Jaya	INDONESIA	Conformant
Tin	CV Dua Sekawan	INDONESIA	Conformant
Tin	CV Gita Pesona	INDONESIA	Conformant
Tin	CV United Smelting	INDONESIA	Conformant
Tin	CV Venus Inti Perkasa	INDONESIA	Conformant
Tin	Dowa	JAPAN	Conformant
Tin	EM Vinto	BOLIVIA	Conformant
Tin	Fenix Metals	POLAND	Conformant
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	Conformant
Tin	Gejiu Jinye Mineral Company	CHINA	Conformant
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Conformant

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Conformant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Conformant
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Conformant
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Conformant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Conformant
Tin	Melt Metais e Ligas S.A.	BRAZIL	Conformant
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Conformant
Tin	Metallo Belgium N.V.	BELGIUM	Conformant
Tin	Metallo Spain S.L.U.	SPAIN	Conformant
Tin	Mineracao Taboca S.A.	BRAZIL	Conformant
Tin	Minsur	PERU	Conformant
Tin	Mitsubishi Materials Corporation	JAPAN	Conformant
Tin	Modeltech Sdn Bhd	MALAYSIA	Conformant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Conformant
Tin	Operaciones Metalurgicas S.A.	BOLIVIA	Conformant
Tin	PT Aries Kencana Sejahtera	INDONESIA	Conformant
Tin	PT Artha Cipta Langgeng	INDONESIA	Conformant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Conformant
Tin	PT Babel Inti Perkasa	INDONESIA	Conformant
Tin	PT Babel Surya Alam Lestari	INDONESIA	Conformant
Tin	PT Bangka Prima Tin	INDONESIA	Conformant
Tin	PT Bangka Serumpun	INDONESIA	Conformant
Tin	PT Bangka Tin Industry	INDONESIA	Conformant
Tin	PT Belitung Industri Sejahtera	INDONESIA	Conformant
Tin	PT Bukit Timah	INDONESIA	Conformant
Tin	PT DS Jaya Abadi	INDONESIA	Conformant
Tin	PT Inti Stania Prima	INDONESIA	Conformant
Tin	PT Karimun Mining	INDONESIA	Conformant
Tin	PT Kijang Jaya Mandiri	INDONESIA	Conformant
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	Conformant
Tin	PT Menara Cipta Mulia	INDONESIA	Conformant
Tin	PT Mitra Stania Prima	INDONESIA	Conformant
Tin	PT Panca Mega Persada	INDONESIA	Conformant
Tin	PT Premium Tin Indonesia	INDONESIA	Conformant
Tin	PT Prima Timah Utama	INDONESIA	Conformant
Tin	PT Rajehan Ariq	INDONESIA	Conformant
Tin	PT Refined Bangka Tin	INDONESIA	Conformant
Tin	PT Sariwiguna Binasentosa	INDONESIA	Conformant
Tin	PT Stanindo Inti Perkasa	INDONESIA	Conformant
Tin	PT Sukses Inti Makmur	INDONESIA	Conformant
Tin	PT Sumber Jaya Indah	INDONESIA	Conformant
Tin	PT Timah Tbk Kundur	INDONESIA	Conformant

Tin	PT Timah Tbk Mentok	INDONESIA	Conformant
Tin	PT Tinindo Inter Nusa	INDONESIA	Conformant
Tin	PT Tirus Putra Mandiri	INDONESIA	Conformant
Tin	PT Tommy Utama	INDONESIA	Conformant
Tin	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	Conformant
Tin	Soft Metais Ltda.	BRAZIL	Conformant
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	Conformant
Tin	Thaisarco	THAILAND	Conformant
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	Conformant
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Conformant
Tin	Yunnan Tin Company Limited	CHINA	Conformant
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	Active
Tin	PT Rajawali Rimba Perkasa	INDONESIA	Active
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	On Smelter Look-up Tab List Only
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	On Smelter Look-up Tab List Only
Tin	Estanho de Rondonia S.A.	BRAZIL	On Smelter Look-up Tab List Only
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	On Smelter Look-up Tab List Only
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	On Smelter Look-up Tab List Only
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	On Smelter Look-up Tab List Only
Tin	Pongpipat Company Limited	MYANMAR	On Smelter Look-up Tab List Only
Tin	Super Ligas	BRAZIL	On Smelter Look-up Tab List Only
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	On Smelter Look-up Tab List Only
Tungsten	A.L.M.T. Corp.	JAPAN	Conformant
Tungsten	ACL Metais Eireli	BRAZIL	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Conformant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Conformant
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Conformant
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Conformant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Conformant

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Conformant
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Conformant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	Conformant
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Masan Tungsten Chemical LLC (MTC)	VIET NAM	Conformant
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	Conformant
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Conformant
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	Conformant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Conformant
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	Conformant
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Conformant

Table B
(as of April 23, 2019)

Gold	Tantalum	Tin	Tungsten
Argentina	Australia	Australia	Australia
Armenia	Austria	Bolivia	Austria*
Australia	Bolivia	Brazil	Bolivia
Azerbaijan	Brazil	Burundi	Brazil
Benin	Burundi	China	Burundi
Bolivia	China	Colombia	Canada*
Botswana	Colombia	Democratic Republic of the Congo	China
Brazil	Democratic Republic of the Congo	Guinea	Colombia
Bulgaria*	Ethiopia	India*	Democratic Republic of the Congo
Burkina Faso	Guinea	Indonesia	Guinea
Burundi*	India	Laos	Indonesia
Canada	Madagascar	Malaysia	Kyrgyzstan*
Central African Republic*	Malaysia	Mongolia	Laos
Chile	Mozambique	Myanmar	Malaysia
China	Nigeria	Niger*	Mexico*
Colombia	Russian Federation	Nigeria	Mongolia
Congo*	Rwanda	Peru	Myanmar
Cyprus	Sierra Leone	Portugal	Nigeria
Democratic Republic of the Congo	Thailand	Russian Federation	Peru
Dominican Republic	Uganda*	Rwanda	Portugal*
Ecuador	recycled	Taiwan	Russian Federation
Egypt		Tanzania*	Rwanda
Eritrea		Thailand	Spain*
Ethiopia		Uganda	Taiwan
Finland		United Kingdom of Great Britain and Northern Ireland	Thailand
Georgia		Venezuela	Uganda*
Ghana		Viet Nam*	United Kingdom of Great Britain and Northern Ireland
Guatemala		recycled	United States of America
Guinea			Uzbekistan*
Guyana			Viet Nam*
Honduras			recycled
India*
Indonesia
Iran
Ivory Coast
Japan*
Kazakhstan
Kenya
Kyrgyzstan
Laos
Lebanon
Liberia*

Gold	Tantalum	Tin	Tungsten
Malaysia
Mali
Mauritania
Mauritius
Mexico
Mongolia
Morocco
Mozambique*
Namibia
New Zealand*
Nicaragua
Niger
Papua New Guinea
Peru
Philippines
Poland*
Puerto Rico
Russian Federation
Rwanda*
Saudi Arabia
Senegal
Sierra Leone*
Slovakia
Solomon Islands
South Africa
South Sudan*
Spain
Suriname
Swaziland
Sweden
Tajikistan*
Tanzania
Thailand
Togo
Turkey
Uganda*
United States of America
Uruguay
Uzbekistan
Viet Nam*
Zambia
Zimbabwe
recycled

Helpful Resources
Acronyms Used in This Report

3TG	Tin, Tantalum, Tungsten or Gold
CMRT	Conflict Minerals Reporting Template
DRC	Democratic Republic of the Congo
OECD	Organization for Economic Cooperation and Development
RMAP	Responsible Minerals Assurance Process (formerly the Conflict-Free Smelter Program)
RMI	Responsible Minerals Initiative (formerly the Conflict-Free Sourcing Initiative)
SEC	U.S. Securities and Exchange Commission
SORs	Smelters and Refiners
Forward-Looking Statements
This Report contains "forward-looking statements" – that is, statements related to future events that by their nature address matters that are, to different degrees, uncertain. For details on the uncertainties that may cause our actual future results to be materially different than those expressed in our forward-looking statements, see http://www.ge.com/investor-relations/disclaimer-caution-concerning-forward-looking-statements as well as our annual reports on Form 10-K and quarterly reports on Form 10-Q. We do not undertake to update our forward-looking statements.
Where You Can Find Additional Information*
GE’s Statement on Conflict Minerals
https://www.ge.com/sustainability/reports-hub
GE’s Statement on Ethical Supply Chain
https://www.ge.com/sustainability/reports-hub
GE’s Integrity Guide for Suppliers, Contractors and Consultants
www.gesupplier.com/html/SuppliersIntegrityGuide.htm
GE’s Code of Conduct: The Spirit & The Letter
https://www.ge.com/sustainability/reports-hub
Responsible Minerals Initiative
http://www.responsiblemineralsinitiative.org
OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas
www.oecd.org/daf/inv/mne/OECD-Due-Diligence-Guidance-Minerals-Edition3.pdf
GE’s 2018 Annual Report on Form 10-K
https://www.ge.com/investor-relations/annual-report
*These web links are provided for convenience only, and the content on the referenced websites does not constitute a part of this Report.
GE and the GE logo are trademarks and service marks of General Electric Company. Other marks used throughout are trademarks and service marks of their respective owners.